Exhibit A

To

Advisory and Service Contract

Between

Wasatch Funds Trust. and

Wasatch Advisors, Inc.

Series	Contract Effective Date*	Advisory Fee	Fee Effective Date

Wasatch Small Cap Growth Fund	March 31, 2010	1.00%	March 31, 2010
Wasatch Core Growth Fund	March 31, 2010	1.00%	March 31, 2010
Wasatch Hoisington U.S. Treasury Fund	March 31, 2010	0.50%	March 31, 2010
Wasatch Ultra Growth Fund	March 31, 2010	1.00%	January 31, 2011
Wasatch Micro Cap Fund	March 31, 2010	1.50%	January 31, 2017
Wasatch Small Cap Value Fund	March 31, 2010	1.00%	January 31, 2012
Wasatch International Growth Fund	March 31, 2010	1.25%	January 31, 2011
Wasatch Micro Cap Value Fund	March 31, 2010	1.50%	January 31, 2017
Wasatch International Opportunities Fund	March 31, 2010	1.75%	January 31, 2016
Wasatch Emerging Markets Small Cap Fund	March 31, 2010	1.65%	January 31, 2016
Wasatch Global Opportunities Fund	March 31, 2010	1.25%	January 31, 2016
Wasatch Global Value Fund	March 31, 2010	0.90%	March 31, 2010
Wasatch Emerging India Fund	February 15, 2011	1.25%	January 31, 2016
Wasatch Frontier Emerging Small Countries Fund	November 9, 2011	1.65%	January 31, 2018
Wasatch Emerging Markets Select Fund	August 15, 2012	1.00%	January 31, 2016
Wasatch International Select Fund	February 12, 2019	0.80%	February 12, 2019
Wasatch Global Select Fund	February 12, 2019	0.85%	February 12, 2019
Wasatch Greater China Fund	August 18, 2020	1.00%	August 18, 2020
Wasatch Long/Short Alpha Fund	March 23, 2021	1.25%	March 23, 2021
Wasatch U.S. Select Fund	February 8, 2022	0.75%	February 8, 2022

 *New series added after March 31, 2010 have an initial term of two years.

Amended as of January 31, 2023

Wasatch Funds Trust	Wasatch Advisors, Inc.

By:
By: /s/ Eric S. Bergeson Name: Eric S. Bergeson Title: President	/s/ Mike Yeates Name: Mike Yeates Title: Chief Financial Officer